Exhibit 99.1

APAC Customer Services Announces Second Quarter 2008 Results

  Grows revenue 12.8% year-over-year
  Increases gross margin to 17.7%
  Narrows net loss to $63,000

DEERFIELD, Ill.--(BUSINESS WIRE)--APAC Customer Services, Inc. (Nasdaq: APAC), a leading provider of customer care services and solutions, today reported financial results for its second fiscal quarter ended June 29, 2008.

Revenue for the 2008 second quarter rose 12.8% to $60.7 million from $53.8 million in the 2007 second quarter. Gross profit for the 2008 second quarter was $10.7 million, or 17.7%, compared to $4.1 million, or 7.6%, in the prior-year period. The company reported a net loss of $63,000, or $0.00 per diluted share, including a $1.8 million charge associated with the write-off of deferred financing costs and prepayment fees due to the refinancing of the company’s debt and $0.4 million in restructuring and other charges. This compared to a net loss of $5.4 million, or $0.11 per diluted share, in the prior year quarter, which included restructuring and other charges of $1.6 million. Second quarter 2008 adjusted EBITDA was $6.0 million compared to $0.5 million in the 2007 second quarter.

President and CEO Mike Marrow commented, “Today’s results demonstrate the dramatic progress we’ve made in just a short time to improve APAC’s financial performance. The actions we’ve taken have enabled us to simultaneously improve the profitability of our business while continuing to provide top-quality service to our clients. Our new management team continues to identify opportunities to enhance quality and improve efficiency throughout the company. We are confident, as we previously stated, that we will return to profitability later this year.”

Debt and Liquidity

The company’s net debt decreased to $16.1 million at the end of the 2008 second quarter from $18.6 million at the end of the 2008 first quarter due primarily to improved operating income. The company entered into a new three-year, $40 million revolving credit facility in May 2008. Net capital expenditures during the 2008 second quarter decreased to $2.0 million compared to $4.0 million in the prior comparable period, and free cash flow improved $8.6 million to $3.5 million from a negative $5.0 million in the 2007 second quarter.

Second Quarter 2008 Conference Call

Management of APAC Customer Services will hold a conference call, including a visual presentation on the company’s website, to discuss financial results on Tuesday, August 5, 2008, at 10:00 a.m. Central Time (11:00 am ET). To participate in the live call by telephone, please dial 719-325-4884 and reference APAC’s earnings call. No passcode is required.

The conference call, including the visual presentation, will be available live in the Investor Relations section of APAC Customer Services’ web site at http://www.apaccustomerservices.com. Please access the site at least 15 minutes prior to the scheduled start time in order to download the required audio software (RealPlayer or Windows Media Player). Information regarding the reconciliation of our non-GAAP measures to our GAAP results will be posted on our website at http://www.apaccustomerservices.com.

A replay of the webcast will be accessible through the Company's website for seven days following the live event. For those unable to listen to the call via the Internet, a replay of the call will be available until 11:00 p.m. Central Time (midnight ET) on August 12, 2008, by dialing (888) 203-1112 or (719) 457-0820 for international participants. The passcode for the replay is #3914138.

About APAC Customer Services, Inc.

APAC Customer Services, Inc. (NASDAQ: APAC) is a leading provider of customer care services and solutions for market leaders in healthcare, business services, publishing, communications and travel and entertainment and financial services industries. APAC partners with its clients to deliver custom solutions that enhance bottom-line performance. For more information, call 1-800-OUTSOURCE. APAC's comprehensive web site is at http://www.apaccustomerservices.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the company's management. The company intends its forward-looking statements to speak only as of the date on which they were made. The company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

The following factors, among others, could cause the company’s actual results to differ from historic results or those expressed or implied in the forward-looking statements: its revenue is generated from a limited number of clients and the loss of one or more significant clients could have a material adverse effect on the company; terms of its client contracts; its ability to return to profitability; its ability to continue to reduce costs and achieve efficiencies; availability of cash flows from operations and borrowing availability under its revolving loan facility; its ability to comply with, or obtain waivers of or changes to, its debt covenants; its ability to effectively manage customer care center capacity and off-shore growth; its ability to conduct business internationally, including managing foreign currency exchange risks; its ability to attract and retain qualified employees; and fluctuations in revenue associated with the company's Medicare Part D enrollment and customer care programs.

Other reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the company's Annual Report on Form 10-K for the fiscal year ended December 30, 2007 and its subsequent filing on Form 10-Q for the fiscal quarter ended March 30, 2008. These filings are available on a website maintained by the SEC at http://www.sec.gov.

About Non-GAAP Financial Measures

To supplement our Consolidated Financial Statements presented in accordance with GAAP, we use the following measures defined as non-GAAP measures: EBITDA, adjusted EBITDA and free cash flow. The presentation of these non-GAAP measures is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP or as a measure of liquidity. The items excluded from these non-GAAP financial measures are significant components of our financial statements and must be considered in performing a comprehensive assessment of our overall financial results. The company expects to use consistent methods for computation of non-GAAP financial measures. Its calculations of non-GAAP financial measures may not be consistent with calculations of similar measures used by other companies.

We believe that these non-GAAP financial measures provide meaningful supplemental information and are useful in understanding our results of operations and analyzing of trends because they exclude certain charges such as interest, taxes and depreciation and amortization expenses. We also believe that these non-GAAP financial measures are useful to investors and analysts in allowing for greater transparency with respect to the supplemental information used by us in our financial and operational decision-making. In addition, we believe investors, analysts and lenders benefit from referring to these non-GAAP measures when assessing our performance and expectations of our future performance. However, this information should not be used as a substitute for our GAAP financial information; rather it should be used in conjunction with financial statement information contained in our Consolidated Financial Statements prepared in accordance with GAAP.

The accompanying notes to selected financial and statistical data have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. More information on certain of these non-GAAP financial measures can be found in the company's Annual Report on Form 10-K for the fiscal year ended December 30, 2007 and its subsequent filings on Form 10-Q for the fiscal quarters ended March 30, 2008 and June 29, 2008.

(APAC - E)

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended *			Twenty-Six Weeks Ended*

	June 29, 2008	July 1, 2007	Fav (Unfav) %	June 29, 2008	July 1, 2007	Fav (Unfav) %

Net revenue	$60,710	$53,819	13%	$124,227	$106,203	17%

Cost of services	49,978	49,729	(1%)	105,724	95,796	(10%)

Gross profit	10,732	4,090	162%	18,503	10,407	78%

Operating expenses:
Selling, general and administrative expenses	7,827	7,187	(9%)	16,395	15,080	(9%)
Restructuring and other charges	437	1,559	72%	2,778	1,557	(78%)
Total operating expenses	8,264	8,746	6%	19,173	16,637	(15%)

Operating income (loss)	2,468	(4,656)	153%	(670)	(6,230)	89%

Other income	(142)	(44)	223%	(174)	(91)	91%
Interest expense	2,673	812	(229%)	3,595	1,650	(118%)

Loss before income taxes	(63)	(5,424)	99%	(4,091)	(7,789)	47%

Income tax provision (benefit)	-	12	N/M	-	(17,568)	N/M

Net income (loss)	$(63)	$(5,436)	99%	$(4,091)	$9,779	(142%)

Net income (loss) per share:

Basic	$0.00	$(0.11)		$(0.08)	$0.20
Diluted	$0.00	$(0.11)		$(0.08)	$0.19

Weighted average number of shares outstanding:
Basic	50,393	49,731		50,307	49,632
Diluted	50,393	49,731		50,307	51,241

* We operate on a 4/4/5 week fiscal month and 13 week fiscal quarter that ends on the Sunday closest to June 30.
N/M - Percentage change is not meaningful

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	June 29,	Dec 30,
Assets	2008 *	2007 **

Current Assets:
Cash and cash equivalents	$1,633	$1,426
Accounts receivable, net	31,715	34,468
Other current assets	3,615	5,971
Total current assets	36,963	41,865

Property and equipment, net	24,221	26,772

Goodwill and intangibles, net	18,050	19,229

Other assets	1,624	2,060

Total assets	$80,858	$89,926

Liabilities and Shareholders' Equity

Current Liabilities:
Short-term debt	$17,743	$12,307
Current portion of long-term debt	-	2,400
Accounts payable and other accrued liabilities	33,364	29,584
Total current liabilities	51,107	44,291

Long-term debt	-	11,600

Other liabilities	2,335	654

Commitments and contingencies	-

Total shareholders' equity	27,416	33,381

Total liabilities and shareholders' equity	$80,858	$89,926

* We operate on a 4/4/5 week fiscal month and 13 week fiscal quarter that ends on the Sunday closest to June 30.

** We operate on 52/53 week fiscal year that ends on the Sunday closest to December 31.

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Twenty-Six Weeks Ended*
	June 29,	July 1,
	2008	2007

Operating activities:
Net income (loss)	$(4,091)	$9,779
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,422	6,757
Non-cash restructuring charges	-	13
Stock compensation expense	844	940
Amortized gain on sale leaseback	(63)	(94)
(Gain)/loss on sale of property and equipment	(1)	53
Income taxes payable	-	(17,580)
Changes in operating assets and liabilities	10,190	6,829
Net cash provided by operating activities	13,301	6,697

Investing activities:
Purchases of property and equipment, net	(2,786)	(7,033)
Net proceeds from sale of property and equipment	8	15
Net cash used in investing activities	(2,778)	(7,018)

Financing activities:
Net (payments) borrowings on long-term debt	(14,000)	10,000
Net borrowings (payments) under revolving credit facility	5,436	(11,090)
Cash received from exercise of stock options	297	582
Net cash used in financing activities	(8,267)	(508)

Effect of exchange rate changes on cash	(2,049)	(38)

Net change in cash and cash equivalents	207	(867)
Cash and cash equivalents:
Beginning balance	1,426	1,305

Ending balance	$1,633	$438

* We operate on a 4/4/5 week fiscal month and 13 week fiscal quarter that ends on the Sunday closest to June 30.

APAC Customer Services, Inc. and Subsidiaries
Selected Financial and Statistical Information
(Dollars in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended (1)			Twenty-Six Weeks Ended (1)

	June 29, 2008	July 1, 2007	Fav (Unfav) %	June 29, 2008	July 1, 2007	Fav (Unfav) %

Selected Financial Information :

Domestic revenue	$45,117	$43,739	3%	$93,862	$86,066	9%
Off-shore revenue	15,593	10,080	55%	30,365	20,137	51%
	60,710	53,819	13%	124,227	106,203	17%

Net income (loss)	(63)	(5,436)	99%	(4,091)	9,779	(142%)

EBITDA (2)	5,561	(1,079)	615%	5,926	618	859%

Adjusted EBITDA (2)	5,998	480	1,150%	8,704	2,175	300%

Free cash flow (3)	3,533	(5,035)	170%	3,140	(6,415)	149%

Statistical Information:

Number of customer care centers	12	12	0%	12	12	0%

End of period number of seats:
Domestic	4,655	4,504	3%	4,655	4,504	3%
Off-shore	3,259	2,338	39%	3,259	2,338	39%
Total	7,914	6,842	16%	7,914	6,842	16%

See attached Notes to Selected Financial and Statistical Information

Notes to Selected Financial and Statistical Information

(1) We operate on a thirteen week fiscal quarter that ends on the Sunday closest to June 30. We operate on a 52 week fiscal year that ends on the Sunday closest to December 31.

(2) We define EBITDA as net income (loss) plus the provision (benefit) for income taxes, depreciation and amortization, and interest expense. We define adjusted EBITDA as EBITDA adjusted for restructuring and other charges and asset impairment charges.

EBITDA and adjusted EBITDA are measures used by our lenders, investors and analysts to evaluate our financial performance and our ability to pay interest and repay debt. These measures are also indicative of our ability to fund the capital investments necessary for our continued growth. We use these measures, together with our GAAP financial metrics, to assess our financial performance, allocate resources, measure our performance against debt covenants, determine management bonuses and evaluate our overall progress towards meeting our long-term financial objectives.

EBITDA and adjusted EBITDA are not intended to be considered in isolation or as a substitute for net income (loss) or cash flow from operations data presented in accordance with GAAP or as a measure of liquidity. The items excluded from EBITDA and adjusted EBITDA are significant components of our financial statements and must be considered in performing a comprehensive assessment of our overall financial results.

EBITDA and adjusted EBITDA can be reconciled to net income (loss), which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows:

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	June 29, 2008	July 1, 2007	June 29, 2008	July 1, 2007

Net income (loss)	$(63)	$(5,436)	$(4,091)	$9,779
Interest expense	2,673	812	3,595	1,650
Income tax provision (benefit)	-	12	-	(17,568)
Depreciation and amortization	2,951	3,533	6,422	6,757
EBITDA	$5,561	$(1,079)	$5,926	$618
Restructuring and other charges	437	1,559	2,778	1,557
Asset impairment charges	-	-	-	-
Adjusted EBITDA	$5,998	$480	$8,704	$2,175

(3) We define free cash flow as EBITDA less capital expenditures.

Free cash flow is a measure used by our lenders, investors and analysts to evaluate our financial performance and our ability to pay interest and repay debt. This measure is also indicative of our ability to fund the capital investments necessary for our continued growth. We use the free cash flow measures, together with our GAAP financial metrics, to assess our financial performance, allocate resources, measure our performance against debt covenants, determine management bonuses and evaluate our overall progress towards meeting our long-term financial objectives.

Free cash flow is not intended to be considered in isolation or as a substitute for cash from operating activities presented in accordance with GAAP or as a measure of liquidity. The items excluded from free cash flow are significant components of our financial statements and must be considered in performing a comprehensive assessment of our overall financial results.

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	June 29, 2008	July 1, 2007	June 29, 2008	July 1, 2007

EBITDA	$5,561	$(1,079)	$5,926	$618
Capital expenditures	(2,232)	(3,956)	(3,665)	(7,033)
Leasehold improvements funded by landlord	204	-	879	-
Free cash flow	$3,533	$(5,035)	$3,140	$(6,415)

Free cash flow can be reconciled to the net cash provided by (used in) operating activities, which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows:

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	June 29, 2008	July 1, 2007	June 29, 2008	July 1, 2007

Net cash provided by operating activities	$5,611	$8,558	$13,301	$6,697

Purchase of property and equipment	(2,028)	(3,956)	(2,786)	(7,033)
Income tax provision (benefit)	-	12	-	(17,568)
Interest expense	2,673	812	3,595	1,650
Amortized gain on sale leaseback	31	49	63	94
Gain (loss) on sale of property and equipment	1	(51)	1	(53)
Income taxes payable	-	-	-	17,580
Changes in operating assets and liabilities	(2,671)	(9,900)	(10,190)	(6,829)
Stock compensation expense	(84)	(544)	(844)	(940)
Non-cash restructuring charges	-	(15)	-	(13)
Free cash flow	$3,533	$(5,035)	$3,140	$(6,415)

CONTACT:
APAC Customer Services, Inc.
Andrew B. Szafran, 847-374-1949
Senior Vice President and CFO
ABSzafran@APACMail.com
or
Investor Relations:
Lippert/Heilshorn & Associates
Harriet Fried, 212-838-3777
Vice President
hfried@lhai.com